UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240. 14a-12f

                           TENGTU INTERNATIONAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       (1)   Title of each class of securities to which transaction applies:

       (2)   Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)   Proposed maximum aggregate value of transaction:

       (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount Previously Paid:

       (2)   Form, Schedule or Registration Statement No.:

       (3)   Filing Party:

       (4)   Date Filed:

                                                                         TENGTU


                                                   April __, 2004

Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Tengtu International Corp. on May __, 2004, beginning at __:00 p.m., local time, at The National Club, 303 Bay Street, Toronto, Ontario Canada M5H 2RI. We look forward to greeting as many of you as can attend the Special Meeting.

         Holders of our common stock are being asked to approve an agreement which we entered into on February 12, 2004 with Zhou Liying, the executor of the Estate of FanQi Zhang, under which 15 million of the 30 million shares of our common stock which were issued to the Estate in the Restructuring transaction which was previously approved by our stockholders, will be registered under U.S. securities laws for resale and the proceeds of sales of such shares can be used to pay debts and satisfy certain other financial obligations of Beijing Tengtu Culture & Education Development Co., Ltd. and certain other companies owned by the Estate. For the reasons set forth in the enclosed Notice of Special Meeting of Stockholders, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AGREEMENT.

         Whether or not you plan to attend the Special Meeting, it is important that your shares of common stock be represented and voted at the Special Meeting. Accordingly, after reading the enclosed Notice of Special Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed Proxy Card in the envelope provided.


                                         Very truly yours,



                                         William O.S. Ballard
                                         Chairman of the Board

PRELIMINARY COPY


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY __, 2004

Dear Stockholders:

         You are cordially invited to attend the Special Meeting of Stockholders of Tengtu International Corp. ("we" or "us"), on May __, 2004, at ___:00 p.m., local time, at The National Club, 303 Bay Street, Toronto, Ontario Canada M5H 2RI. The Special Meeting has been called for the following purposes:

1. To approve an agreement (the "Agreement") which we entered into on February 12, 2004 with Zhou Liying, the executor of the Estate of Fan Qi Zhang, under which 15 million shares of our common stock owned by the Estate would be registered under U.S. securities laws for resale and the proceeds of sales of such shares will be used to pay debts and satisfy certain other financial obligations of Beijing Tengtu Culture & Education Development Co., Ltd ("Tengtu China") and certain other companies owned by the Estate; and

2. To consider and act upon any other business which may properly come before the meeting.

         The Board of Directors fixed the close of business on April 2, 2004 as the record date for the determination of stockholders having the right to notice of, and to vote at the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting.

         Under Delaware law, our stockholders will not be entitled to dissenters' rights of appraisal in connection with the consummation of the Agreement.

         As of April 2, 2004, our affiliates, directors, executive officers and the members of management, and all stockholders who own more than 5% of our voting securities, own approximately 16.9% of our stock entitled to vote on the proposals. We believe that these individuals will vote their shares to approve Proposal 1.

         A proxy statement and proxy are enclosed with this notice. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the envelope provided, which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Details of the Agreement are described in the enclosed Proxy Statement.

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                           By Order of the Board of Directors


                                           William O.S. Ballard
                                           Chairman of the Board

                                           Toronto, Ontario
                                           April __, 2004

                                                                PRELIMINARY COPY

                           TENGTU INTERNATIONAL CORP.
                                 236 AVENUE ROAD
                            TORONTO, ONTARIO M5R 2J4
                          -----------------------------

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                                  MAY __, 2004

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Tengtu International Corp., a Delaware corporation ("Tengtu, our, we or us"), for the special meeting of stockholders to be held on May __, 2004 at ___:00 p.m. local time at The National Club, 303 Bay Street, Toronto, Ontario Canada M5H 2RI, or any continuation or adjournment thereof. At the meeting, the stockholders will be asked to vote on a proposal which is listed in our notice of special meeting of stockholders and described in more detail below.

         This proxy statement and the enclosed proxy card are being mailed on or about April __, 2004, to all stockholders entitled to vote at the meeting.

         At the meeting, our stockholders will be asked:

         1. To approve an agreement (the "Agreement") which we entered into on February 12, 2004 with Zhou Liying, the executor of the Estate of Fan Qi Zhang, pursuant to which 15 million shares of our common stock owned by the Estate would be registered under U.S. securities laws for resale and the proceeds of sales of such shares will be used to pay debts and satisfy certain other financial obligations of Beijing Tengtu Culture & Education Development Co., Ltd. ("Tengtu China") and certain other companies owned by the Estate; and

         2. To consider and act upon any other business which may properly come before the meeting.

         The Agreement in Proposal 1 is not required under Delaware law to be submitted to a vote of our security holders. However, in the interest of fairness to our security holders, we included a provision in the Agreement making the Agreement subject to approval by our security holders. In the event that stockholder approval for the Agreement is not received, the Agreement will be of no force or effect.

RECORD DATE; OUTSTANDING SHARES

         Only stockholders of record at the close of business on April 2, 2004 are entitled to receive notice of, and vote at our Annual Meeting. As of April 2, 2004, the number of shares of common stock outstanding and entitled to vote at the meeting consisted of 77,453,739 shares. As of the record date, we had no other voting securities. Each share of our common stock is entitled to one vote on all matters.

EXPENSES OF SOLICITING PROXIES

         We will pay all of the expenses of soliciting proxies to be voted at the Special Meeting. Following the original mailing of the proxies and other proxy materials, we may also supplement the solicitation of proxies by mail, telephone, internet or in person. In the event that we use any additional solicitation material, we will file it with the Securities and Exchange Commission prior to its use.




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

REVOCABILITY OF PROXIES

         If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with our President, at our principal offices, 236 Avenue Road, Toronto, Ontario M5R 2J4, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND VOTES REQUIRED FOR APPROVAL

         Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. By submitting your proxy, you authorize John Watt, or any person designated as his substitute, to represent you and vote your shares at the meeting in accordance with your instructions. If the meeting is adjourned, Mr. Watt, or his substitute will be authorized to vote your shares at any adjournment or postponement of the meeting.

         To vote by mail, please sign, date and complete the enclosed proxy and return it in the enclosed self-addressed envelope, to U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

         In addition to solicitations by mail, we may solicit proxies in person, by telephone, facsimile or e-mail. In the event that additional solicitation material is used, it will be filed with the SEC prior to its use.

         Shares represented by properly executed proxies will be voted in accordance with the specifications made thereon. If no specification is made, proxies will be voted to approve the Agreement. The persons designated as proxy holders in the proxy card will vote the shares represented thereby, with regard to all other matters, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Proxy cards that are properly signed and returned in a timely manner with no other marking will be voted in accordance with the recommendation of the Board of Directors.

           Although the Delaware General Corporation Law does not require our stockholders to approve the Agreement, such approval is being sought in the interest of fairness to our stockholders because the Agreement supplements a series of agreements with respect to our recent Restructuring whereby we acquired the remaining 43% of our joint venture in China, Beijing Tengtu United Electronics Development Co., Ltd. ("Tengtu United"), in exchange for the issuance to the Estate of 30 million shares of our common stock (the "Restructuring Agreement"). The Restructuring Agreement was approved by our stockholders at the 2003 Annual Meeting of Stockholders held on January 20, 2004. The Agreement was negotiated and entered into after the 2003 Annual Meeting of Stockholders and the terms of the Agreement were therefore not disclosed in the proxy statement for such meeting nor considered by the stockholders in voting to approve the Restructuring Agreement.

         We have determined that the affirmative vote of at least a majority of our shares entitled to vote, and voting together as a class, present in person or represented by proxy at the special meeting at which a quorum is present is necessary for approval of the Agreement. A quorum is present if one-third of our outstanding shares of common stock is present in person or by proxy at the special meeting In the event Proposal 1 is not approved by our stockholders, we will not consummate the Agreement and we will therefore not register 15 million shares of common stock sought to be registered pursuant to the terms of the Agreement.


TABULATION OF VOTES

         Votes submitted by proxy will be tabulated and certified by our transfer agent, U.S. Stock Transfer Corp.

VOTING BY STREET NAME HOLDERS

         If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the special meeting is one-third of the issued and outstanding shares of common stock at the Special meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the special meeting with respect to such matter.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

         Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. We intend to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.


            PROPOSAL TO APPROVE AGREEMENT WITH ESTATE OF FAN QI ZHANG


BACKGROUND

        On September 15, 2003, Tengtu International Corp. entered into an agreement with Tengtu China, Beijing Jiade Tengtu Technology Group Co., Ltd., Fan Qi Zhang and Beijing Oriental Tai He Technology Development Co., Ltd. ("collectively the "Tengtu China Group"), pursuant to a July 1, 2003 Terms Memorandum for a restructuring pursuant to which we would acquire 100% of our joint venture in China, Beijing Tengtu United Electronics Development Co., Ltd. ("Tengtu United"), that we did not own and all of the net profits to Tengtu United and all of the profits generated by its business in China while the Tengtu China Group continues to operate that business (the "Restructuring Agreement"). The Restructuring Agreement was approved by our stockholders at our annual meeting of stockholders on January 20, 2004 and the agreement was consummated on April 5, 2004.

          Specifically, in exchange for 30 million shares of our common stock, the Restructuring Agreement provided for the following:

         - an Equity Interest Transfer Agreement pursuant to which the 43% of Tengtu United owned by Tengtu China was transferred to us;

         - an Assignment of Intangible Assets Agreement pursuant to which Tengtu China assigned the rights to trademark the "Tengtu" name in China and the copyrighted software used in Tengtu United's business as well as any other software developed, or underdevelopment by Tengtu China which are not yet copyrighted;

         - Proxies delivered to us giving us voting control over the following:

         - 70% of the equity interests in the Hua Xia Bo Xiu Education Software Co., Ltd. ("CBERC"), held by Beijing Jiade Tengtu Technology Group Co. Ltd.;

         - 100% of the equity interests in Tengtu China held by Beijing Jiade Tengtu Technology Group Co. Ltd. and Beijing Oriental Tai He Technology Development Co., Ltd.;

         - 70% of the equity interests in Beijing Tengtu Electronic Publishing Co., Ltd. ("Tengtu Electronic Publishing House") held by Beijing Jiade Tengtu Technology Group Co. Ltd. and Beijing Oriental Tai He Technology Development Co., Ltd. (10% of Tengtu Electronic Publishing House is owned by Tengtu China for which we obtained a proxy over 100% of its equity interests bringing our control to 80% of the company);

         - 100% of the equity interests in Beijing Tengtu TianDi Network Co., Ltd. owned by Beijing Jiade Tengtu Technology Group Co. Ltd. and Beijing Oriental Tai He Technology Development Co., Ltd.;

         - 100% of the rights Tengtu Training Center has to recommend School Committee members held by Beijing Jiade Tengtu Technology Group Co. Ltd.

                  Each proxy has a term concurrent with the term of the company to which it relates and provides for a renewal of the proxy upon expiration. In the event that a proxy is revoked, at any time, Tengtu International Corp. shall have the right to immediately cancel any of the shares of its common stock conveyed as consideration in the restructuring.

                  - a Restructuring Framework Agreement and Service Agreements. The Restructuring Framework Agreement required the delivery of the Equity Interest Transfer Agreement, Assignment of Intangible Assets and Proxies. It also required that the following companies enter into Long Term Business Cooperation Contracts with Tengtu United: CBERC, Zhang Fan Qi, Tengtu China, Beijing Tengtu TianDi Network Co., Ltd., Tengtu Electronic Publishing House and Tengtu Training Center. Pursuant to these contracts, each entity will conduct Tengtu United's business in China and remit the net profits to Tengtu United in exchange for licensing arrangements and services to be provided by Tengtu United.

         The 30 million shares of our common stock issued to the Estate pursuant to the Restructuring Agreement were issued without registration under an exemption for private offerings. Such shares are therefore restricted as to resale under the Securities Act of 1933 and not readily marketable by the Estate.

         Fan Qi Zhang died on October 24, 2003. In a document signed on September 30, 2003, which our PRC counsel has advised is the equivalent of a will, he bequeathed 15 million of the 30 million shares of our common stock that he would receive upon the closing of the Restructuring Agreement to "solve the funding difficulties" of the companies in the Tengtu China Group. These companies are all directly or indirectly controlled by the Estate. The "funding difficulties" of the Tengtu China Group are, among other things, bank debts which could not be paid through cash flow, a shortfall of working capital and various other payables that could not be paid through cash flow. Among other debts, as of December 31, 2003 Tengtu China owed approximately $8.8 in bank debt for monies that were borrowed to support Tengtu United operations and approximately $18,500,000 to Tengtu International Corp. for monies invested in Tengtu United and its operations while Tengtu China was our joint venture partner and past due receivables to be collected by Tengtu China.

         In the past Chinese practices and policies limited contracting with non-Chinese entities in the education industry. As a result, we and Tengtu United did not directly own or operate certain of the material assets, nor were they a party to many of the contracts relating to the operation of our business in China. Tengtu China and its affiliated companies have, and currently continue to, operate as our agent in China.

         While neither we nor Tengtu United have any equity interest in the Tengtu China Group companies, since Tengtu China acts as our agent in China and the other companies in the Tengtu China Group also conduct business as to which we are entitled to the profits, the inability of such companies to efficiently conduct their business, whether due to financial difficulties of such companies or otherwise, could have a material adverse effect on our business.

         In addition to the indebtedness of Tengtu China to Tengtu as of December 31, 2003, in January, 2004 Tengtu China defaulted on the repayment of a loan with a principal balance of approximately RMB 17 million (approximately $2,054,000) with the Hua Xia Bank of China, Chaoyang Branch. The bank agreed to extend the term for repayment of the loan for six months in exchange for a payment of RMB 1 million (approximately $121,000), which we loaned to Tengtu China and a guarantee of the loan from Tengtu United. Tengtu United provided the necessary guarantee.

         In February 2004 we entered into discussions with Zhou Liying, as executor for Fan Qi Zhang , concerning an agreement which would facilitate the sale of 15 million shares of our common stock by the Estate in order to carry out Mr. Zhang's bequest of such shares to solve Tengtu China's funding difficulties. Because the transaction in which the 15 million shares were issued was not registered, it would be difficult, if not impossible for the Estate to sell the shares to generate funds to satisfy Tengtu China's debts. Accordingly, Management believed that our agreement to bear the expenses (not including underwriting discounts or commissions) of registering for resale 15 million shares of our common stock in exchange for the Estate's agreement to apply the net proceeds of such sales to reduce indebtedness of the Tengtu China Group would be in our best interests. This was especially so in view of the fact that most of the debt owed by Tengtu China is made up of debt to Tengtu International Corp.

TERMS OF THE AGREEMENT

         The Agreement was entered into on February 12, 2004. It provides that upon issuance of the shares to the Estate at the closing of the Restructuring Agreement, 15 million of such shares shall be delivered to an escrow agent selected by us and Zhou Liying. The Agreement further provides that the 15 million shares be registered for resale and upon registration sold by the escrow agent from time to time upon instructions from Tengtu International Corp., and that the proceeds of such sales be deposited in a special funds account designated by Zhou Liying, but maintained by the escrow agent.

         Under the Agreement we have the right to request to Zhou Liying that funds held in the special account be disbursed in accordance with Fan Qi Zhang's bequest. Upon confirmation from Ms. Liying that the use of such funds is in accordance with Mr. Zhang's bequest, the escrow agent would disburse such funds. If there is a dispute between Ms. Liying and us concerning the disbursement of such funds, Ms. Liying would have final decision making authority.

THE APPROVAL OF THE TENGTU BOARD OF DIRECTORS

         On March 31, 2004, our Board of Directors unanimously ratified the Agreement. In making its decision, the Board determined that the benefits to Tengtu from of the reduction of debts of the Tengtu China Group as a result of the registration for resale by the Estate of 15 million shares our common stock by the Estate greatly outweighed the small incremental cost to us of including such shares in a registration statement that we are obligated to file under registration rights agreement entered into in connection with previous private placements of our securities..

WHAT WILL HAPPEN IF THE AGREEMENT IS NOT APPROVED BY OUR SHAREHOLDERS?

         In the event that the Agreement is not approved by our shareholders, Zhou Liying has advised us in writing that she will not seek to have the re-sale of the 15 million shares registered, we will not so register them and they will not be sold to satisfy the debts of the Tengtu China Group, including any monies owned to us.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE FAIR AND IN THE BEST INTERESTS OF TENGTU AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AGREEMENT.

OWNERSHIP OF VOTING SECURITIES

            The following table sets forth information furnished to us with respect to the beneficial ownership of our common stock by each executive officer and director named below, and by all directors and executive officers as a group, each as of April 5, 2004. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

                                                                             AMOUNT AND NATURE
                                                                               OF BENEFICIAL
TITLE OF CLASS                          NAME OF BENEFICIAL OWNER                 OWNERSHIP             % OF CLASS
-----------------               -----------------------------------------    -----------------         -----------
$.01 par common                 William O.S. Ballard                             16,951,904(1)                15.6%
$.01 par common                 Jing Lian(2)                                      1,170,750(2)                 1.1%
$.01 par common                 John Watt (3)                                       112,000                    *
$.01 par common                 John McBride                                        416,000                    *
$.01 par common                 Kenneth Johnson                                           0                    0%
$.01 par common                 Peter Ji                                                  0                    0%
$.01par common                  Thomas Pladsen                                       29,397                    0%
$.01 par common                 All executive officers and directors as          18,530,654(4)                16.9%
                                a group (4)

--------------------------------------------------------------------------------
* Less than 1%

(1) Orion Capital Incorporated, a company controlled by Mr. Ballard, owns of record all shares reported in the table as beneficially owned by Mr. Ballard, including 640,000shares issuable upon exercise of currently exercisable warrants, exercisable at $0.75 per share, 595,465 shares issuable upon exercise of currently exercisable warrants exercisable at $0.75 per share and 70,000 shares of our common stock pledged to Orion by a Tengtu officer and director as security for a loan made by such person. Mr. Ballard disclaims beneficial ownership as to these shares.

(2) Includes 300,000 shares of common stock issuable upon exercise of currently exercisable stock options at $0.218 per share granted on March 29, 1999 under the our Incentive Stock Option Plan.

(3)Includes 77,000 shares of common stock issuable upon exercise of currently exercisable stock options at $0.218 per share granted on March 29, 1999 under our Incentive Stock Option Plan.

(4) Includes all shares reported as beneficially owned by Mr. Ballard (see footnote (1) above) and an aggregate of 377,000 shares of our common stock issuable upon exercise of currently exercisable stock options granted under our Incentive Stock Option Plan.


         The following table shows the holdings of all persons who are not executive officers, directors or nominees, known by us to beneficially own more than five percent of our outstanding common stock as of December 1, 2003.

                                                                             AMOUNT AND NATURE
                                                                               OF BENEFICIAL
TITLE OF CLASS                          NAME OF BENEFICIAL OWNER                 OWNERSHIP             % OF CLASS
-----------------               -----------------------------------------    -----------------         -----------
$.01 par common                 Orion Capital Incorporated(1)                   16,951,904                15.6%
--------------------------------------------------------------------------------

Notes:
(1) Includes 640,000 shares issuable upon exercise of currently exercisable warrants, exercisable at $0.75 per share, 595,465 shares issuable upon exercise of currently exercisable warrants exercisable at $0.75 per share and 70,000 shares of common stock owned by an officer and director, which are pledged as collateral for a mortgage Orion has on a residence recently purchased by him. Orion has disclaimed any beneficial interest in those shares of common stock.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Special Meeting. Because we did not receive notice of any matter intended to be raised by a stockholder a reasonable time before printing and mailing these Proxy materials, proxies in the enclosed form will be voted in respect of any other matters as may properly come before the Special Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

                STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         DEADLINE FOR INCLUSION IN PROXY. Any stockholder proposal to be considered by us for inclusion in the Proxy Statement and form of Proxy for the 2004 Annual Meeting, expected to be held in November 2004, must be received by us at our corporate headquarters, 236 Avenue Road, Toronto, Ontario Canada M5R 2J4, no later than June 30, 2004. In the event, however, that the date of the 2004 Annual Meeting is changed by more than 30 calendar days from the date currently contemplated, a proposal must be received by us a reasonable time before the solicitation in connection with the meeting is made. A stockholder may submit a proposal, along with an accompanying statement, which may not exceed 500 words.

                                  ANNUAL REPORT

         Our integrated Annual Report and Form 10-K for the fiscal year ended June 30, 2003, which includes financial statements for the fiscal year then ended, is not being mailed to each Stockholder of record with this Proxy Statement. However, copies may be obtained from us, along with exhibits thereto, upon written request.

         STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY.

                 A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.


                                  By Order of the Board of Directors


                                  William O.S. Ballard
                                  Chairman of the Board of Directors
April __, 2004

                           TENGTU INTERNATIONAL CORP.
                    236 Avenue Road, Toronto, Ontario Canada
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement and hereby appoints John Watt, attorney and proxy, with full power of substitution and resubstitution, to vote all shares of the Common Stock, each par value $0.01 per share, of Tengtu International Corp., a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on April 2, 2004 at the special meeting of stockholders of the Company to be held on ______, 2004 at _:00 p.m., local time, at The National Club of Toronto, and at any postponement or adjournment thereof, as indicated in this Proxy:

IF THIS PROXY IS PROPERLY DATED AND EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED AND, IN THE ABSENCE OF DIRECTION AS TO THE MANNER OF VOTING, WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT,

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY Please mark vote in oval in the following manner using dark ink only.


1. To approve an agreement which Tengtu entered into on February 12, 2004 with Zhou Liying, the executor of the Estate of FanQi Zhang, under which 15 million shares of our common stock owned by the Estate would be registered under U.S. securities laws for resale and the proceeds of sales of such shares will be used to pay debts and satisfy certain other financial obligations of Beijing Tengtu Culture & Education Development Company and certain other companies owned by the Estate.

                ____  FOR     ____  AGAINST     ____  ABSTAIN




                ____  FOR     ____  AGAINST     ____  ABSTAIN


2. As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.

Dated:



                                              ---------------------------
                                                      (Signature)

                                              ---------------------------
                                                   Please Print Name

                                              ---------------------------
                                               Signature if held jointly

                                              ---------------------------
                                                    Please Print Name

Please date this Proxy and sign exactly as the name(s) appears on the enclosed envelope and return the signed Proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.







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